Exhibit 23.5

March 20, 2015

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference in the Annual Report of Dorchester Minerals L.P. on Form 10-K for the year ended December 31, 2014 of our Firm’s reserve report, dated February 3, 2015, on the estimated reserves as of December 31, 2014, including, without limitation, Exhibit 99.2, and to the reference to our firm as an expert in the Registration Statement on Form S-4 of Dorchester Minerals, L.P.

LAROCHE PETROLEUM CONSULTANTS, LTD.

By:	/s/ Joe A. Young
Name:	Joe A. Young
Title:	Partner

2435 North Central Expressway, Suite 1500 • Richardson, Texas 75080 • Phone (214) 363-3337 • Fax (214) 363-1608